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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 4, 2001, included in Compass Bancshares Inc.'s Form 8-K dated September 5, 2001, and to all references to our firm included in this registration statement. Our reports dated January 17, 2001, included in Compass Bancshares Inc.'s financial statements previously filed on Form 10-K, and incorporated by reference in this registration statement are no longer appropriate since restated financial statements have been presented giving effect to business combinations accounted for as poolings of interests.



/s/ ARTHUR ANDERSEN LLP
Birmingham, Alabama
September 17, 2001